Exhibit 99.1

FOR IMMEDIATE RELEASE

Inogen Announces First Quarter 2016 Financial Results

- Q1 2016 Sales Revenue up 42.4% Over the Same Period in 2015 -

- Q1 2016 Net Income up 50.4% Over the Same Period in 2015 -

- Reiterates 2016 Guidance -

Goleta, California, May 9, 2016 — Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today reported financial results for the three-month period ended March 31, 2016.

First Quarter 2016 Highlights

•	Total revenue of $43.0 million, up 27.4% over the same period in 2015
▪	Sales revenue of $32.8 million, up 42.4% over the same period in 2015
▪	Rental revenue of $10.2 million, down 4.9% over the same period in 2015
•	Net income of $2.4 million, reflecting a 50.4% increase over the same period in 2015 and a 5.5% return on revenue
•	Adjusted EBITDA of $8.1 million, representing 27.3% growth over the same period in 2015 and an 18.9% return on revenue (see accompanying table for reconciliation of GAAP and non-GAAP measures)
•	Total units sold in Q1 2016 were 17,000, an increase of 54.5% over the same period in 2015, reflecting the continued strong consumer demand for the Company’s products across all channels
•	Rental patient population increased to 33,200 as of March 31, 2016, reflecting growth of 10.7% versus March 31, 2015

“Our strong results in the quarter were notable, given that the first quarter is traditionally weaker based on historical seasonality trends. Our domestic business-to-business sales channel demonstrated 61.2% revenue growth in the first quarter of 2016 versus the first quarter of 2015, primarily due to continued strong private label demand for our portable oxygen concentrators,” said Chief Executive Officer, Raymond Huggenberger. “We are well-positioned to deliver on our 2016 corporate objectives and remain focused on improving the quality of life of supplemental oxygen users worldwide.”

First Quarter 2016 Financial Results
Total revenue for the three months ended March 31, 2016 rose 27.4% to $43.0 million, from $33.8 million in the same period in 2015. Domestic business-to-business sales exceeded expectations and grew 61.2% over the same period in 2015 and represented the fastest growing channel in the quarter, primarily due to increasing private label demand and secondarily due to increasing reseller and home medical equipment (HME) provider demand for the Company’s portable oxygen concentrators. International business-to-business sales in the first quarter grew

18.7% over the comparative period in 2015, primarily due to continued strong demand from the Company’s European partners.  Direct-to-consumer sales rose 52.4% over the same period in 2015, primarily due to increased sales headcount and increased marketing spend to drive consumer awareness.  Direct-to-consumer rental revenue decreased 4.9% from the same period in 2015, primarily due to the declines in Medicare rental reimbursement rates that took effect in the first quarter of 2016 and an increase in provisions for rental adjustments in the first quarter of 2016.  The Company’s total rental patients on service increased by 3,200 net patients, an increase of 10.7% as of March 31, 2016 compared to March 31, 2015, and increased sequentially 400 net patients, an increase of 1.2% as of March 31, 2016 compared to December 31, 2015.

Gross margin improved to 49.5% in the first quarter of 2016 compared to 47.5% in 2015. Sales gross margin improved to 49.7% in the first quarter of 2016 versus 45.4% in the first quarter of 2015. The improvement in sales gross margin was primarily related to lower cost of goods sold per unit due to lower materials and labor costs associated with the upgraded Inogen One G3 product launched in the fourth quarter of 2015.  In addition, an increase in sales mix toward higher margin direct-to-consumer sales, which accounted for 40.7% of total sales revenue in the first quarter of 2016 versus 38.1% in the first quarter of 2015, improved sales gross margin.  Combined, these two factors enabled the Company to more than offset the decline in business-to-business average selling prices resulting from an increasing proportion of private label sales and additional price concessions associated with the increased sales volumes worldwide.  Rental gross margin was 48.9% in the first quarter of 2016 versus 52.0% in the first quarter of 2015 due to lower net revenue per rental patient primarily driven by the Medicare reimbursement reductions and an increase in provisions for rental adjustments in the first quarter of 2016, partially offset by lower cost of rental revenues associated with lower depreciation and servicing costs per patient.

Operating expense was $18.0 million in the first quarter of 2016 versus $13.5 million in the first quarter of 2015 as the Company made strategic investments in additional sales headcount and support personnel and the Company incurred a cost of $1.0 million related to a litigation settlement expense in the first quarter of 2016. Operating expense as a percentage of revenue increased to 41.9% in the first quarter of 2016 from 40.0% in the first quarter of 2015.  Non-GAAP operating expense excluding the litigation settlement expense as a percentage of revenue was 39.6% in the first quarter of 2016 compared to 37.3% in the first quarter of 2015 excluding the $0.9 million cost for the audit committee investigation (see accompanying table for reconciliation of GAAP and non-GAAP measures).  Operating expense included research and development expense of $1.2 million in the quarter versus $0.9 million in the comparative period in 2015, primarily due to increased personnel and product development expenses attributed to the upcoming Inogen One G4 product launch, as well as the Company’s continued commitment to innovation.  Sales and marketing expense was $9.0 million in the quarter versus $6.9 million in the comparative period in 2015, primarily due to increased direct-to-consumer salesforce additions and media expense. General and administrative expense was $7.9 million in the quarter versus $5.7 million in the comparative period in 2015, primarily due to increased personnel-related expenses, a litigation settlement expense expense of $1.0 million associated with a California wage and hour claim, and increased bad debt expense.  These increases were partially offset by lower general legal and accounting expenses, primarily due to costs of $0.9 million for the audit committee investigation that occurred in the first quarter of 2015.

Net income for the first quarter of 2016 increased 50.4% to $2.4 million from $1.6 million in the first quarter of 2015, or $0.11 per diluted common share compared to $0.08 in the first quarter of 2015.  In the first quarter of 2016, Inogen's effective tax rate was 30.4% compared to 35.0% in the first quarter of 2015, primarily associated with a decreased valuation allowance on net operating losses in California.  In the first quarter of 2016, Inogen’s effective tax rate before discrete items was 37.4% compared to 38.6% in the first quarter of 2015.  The decrease was mostly associated with lower stock compensation dispositions as a percentage of pre-tax income, partially offset by a reduction in domestic production activities deduction received in the first quarter of 2015.

Adjusted net income for the three months ended March 31, 2016 rose 50.4% to $2.4 million from $1.6 million in the first quarter of 2015.

Adjusted EBITDA for the three months ended March 31, 2016 rose 27.3% to $8.1 million from $6.4 million in the first quarter of 2015.

Cash, cash equivalents, and short-term investments were $86.1 million as of March 31, 2016, compared to $82.9 million as of December 31, 2015, an increase of $3.2 million in the first quarter of 2016.

Financial Outlook for 2016

The Company confirmed its 2016 revenue guidance of $187 to $191 million, which represents year-over-year growth of 17.6% to 20.1%.  The Company continues to expect total revenue headwind from Medicare competitive bidding reimbursement reductions to be 3.5 – 4.0% in 2016.

Inogen confirmed its 2016 Adjusted EBITDA estimate to be $37 to $39 million, representing an increase of 14.6% to 20.7% over 2015 and its Adjusted net income to be in the range of $12 to $14 million, representing 19.8% to 39.8% growth over 2015.

The Company confirmed its net income estimate in the range of $12 to $14 million, representing 3.6% to 20.8% growth over 2015.

In 2015, the Company experienced tax benefit adjustments of $1.6 million that are not expected to recur in 2016.  Inogen expects an effective tax rate in 2016 of 35% or less compared to an effective tax rate of 32.0% in 2015, excluding the tax benefit adjustments, but the actual effective tax rate may vary depending on a variety of factors, such as actual disqualifying dispositions that occur within the year.  Inogen expects a higher effective tax rate primarily due to lower tax deductions for equity compensation as a percentage of pre-tax income which is not expected to have as much of an impact on the 2016 effective tax rate as it did on the 2015 effective tax rate.  The Company also expects the effective tax rate to fluctuate depending on disqualifying dispositions incurred within the respective quarters.

Inogen confirmed its expectation for net positive cash flow for 2016 with no additional equity capital required to meet its current operating plan.

Conference Call

Individuals interested in listening to the conference call today at 2:30pm PT/5:30pm ET may do so by dialing (888) 317-6016 for domestic callers or (412) 317-6016 for international callers. To listen to a live webcast, please visit the investor relations section of Inogen's website at: www.inogen.com.

A replay of the call will be available beginning May 9, 2016 at 5:30pm PT/8:30pm ET through midnight on May 10, 2016. To access the replay, dial (877) 344-7529 or (412) 317-0088 and reference Access Code: 10085096. The webcast will also be available on Inogen's website for one year following the completion of the call.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://investor.inogen.com/.

About Inogen

Inogen is innovation in oxygen therapy. We are a medical technology company that develops, manufactures and markets innovative oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding new product releases and the timing of new product launches; expectations for improvements in cost efficiency and productivity; hiring plans; seasonality; investigation and litigation expenses and outcomes; anticipated growth opportunities; Inogen’s competitive position; reductions in Medicare and insurance reimbursement rates; operating expense expectations; and financial guidance for 2016, including revenue, Adjusted EBITDA, Adjusted net income, net income, net cash flow, effective tax rates and tax benefit adjustments, and the need for equity financing. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks arising from the possibility that Inogen will not realize anticipated revenue; the impact of reduced reimbursement rates, including in connection with competitive bidding and the Center for Medicare and Medicaid Services (CMS) rules; the possible loss of key employees, customers, or suppliers; and intellectual property risks if Inogen is unable to secure and maintain patent or other intellectual property protection for the intellectual property used in its products. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; its ability to successfully launch new products and applications; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in Inogen’s Annual Report on Form 10-K for the year ended December 31, 2015 and in Inogen’s subsequent reports on Form 10-Q and Form 8-K, including Inogen's Quarterly Report on Form 10-Q for the period ended March 31, 2016 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof.  Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Use of Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three months ended March 31, 2016 and March 31, 2015. Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen's core operating results. Management uses non-GAAP measures to compare Inogen's performance relative to forecasts and strategic plans, to benchmark Inogen's performance externally against competitors, and for certain compensation decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying table of this release. For future periods, Inogen is unable to provide a reconciliation of non-GAAP measures as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, stock-based compensation, provisions for income taxes, and certain other infrequently occurring items, such as acquisition related costs, that may be incurred in the future.

Investor Relations Contact:

ir@inogen.net

805-562-0500 ext. 7

Media Contact:

Byron Myers

805-562-0503

-- Financial Tables Follow –

Balance Sheet
(unaudited)
(amounts in thousands)

	March 31,	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$72,400	$66,106
Short-term investments	13,694	16,793
Accounts receivable, net	23,748	19,872
Inventories, net	10,275	8,648
Deferred cost of revenue	520	397
Income tax receivable	2,158	2,158
Prepaid expenses and other current assets	1,185	870
Total current assets	123,980	114,844
Property and equipment, net	29,644	30,680
Intangible assets, net	206	229
Deferred tax asset - noncurrent	14,474	15,464
Other assets	96	97
Total assets	$168,400	$161,314
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$17,220	$12,867
Accrued payroll	3,017	5,271
Current portion of long-term debt	238	315
Warranty reserve - current	1,351	1,226
Deferred revenue - current	2,212	2,323
Income tax payable	6	11
Total current liabilities	24,044	22,013
Warranty reserve - noncurrent	1,078	747
Deferred revenue - noncurrent	4,768	4,199
Other noncurrent liabilities	321	337
Total liabilities	30,211	27,296
Stockholders' equity
Common stock	20	20
Additional paid-in capital	181,030	179,143
Accumulated deficit	(42,743)	(45,108)
Other comprehensive loss	(118)	(37)
Total stockholders' equity	138,189	134,018
Total liabilities and stockholders' equity	$168,400	$161,314

Statements of Comprehensive Income
(unaudited)
(amounts in thousands, except share and per share amounts)

	Three months ended
	March 31,
	2016	2015
Revenue
Sales revenue	$32,811	$23,049
Rental revenue	10,178	10,703
Total revenue	42,989	33,752
Cost of revenue
Cost of sales revenue	16,507	12,589
Cost of rental revenue, including depreciation of $2,974 and $2,956 for the three months ended, respectively	5,203	5,140
Total cost of revenue	21,710	17,729
Gross profit	21,279	16,023
Operating expense
Research and development	1,168	863
Sales and marketing	8,965	6,924
General and administrative	7,869	5,718
Total operating expense	18,002	13,505
Income from operations	3,277	2,518
Other income (expense)
Interest expense	(3)	(7)
Interest income	29	12
Other income (expense)	97	(105)
Total other income (expense), net	123	(100)
Income before provision for income taxes	3,400	2,418
Provision for income taxes	1,035	846
Net income	$2,365	$1,572
Other comprehensive loss, net of tax
Unrealized loss on foreign currency hedging	(92)	—
Unrealized gain on available-for-sale investments	11	—
Total other comprehensive loss, net of tax	(81)	—
Comprehensive income	$2,284	$1,572

Basic net income per share attributable to common stockholders (1)	$0.12	$0.08
Diluted net income per share attributable to common stockholders (1)	$0.11	$0.08

Weighted-average number of shares used in calculating net income per share attributable to common stockholders:
Basic common shares	19,827,669	19,167,585
Diluted common shares	20,783,943	20,562,040
(1) Reconciliation of net income to common stockholders basic and diluted can be found in Inogen's Quarterly Report on Form 10-Q to be filed.

Supplemental Financial Information
(unaudited)
(in thousands, except units and patients rounded to the nearest hundred)

	Three months ended March 31,
	2016	2015
Revenue by region and category
Business-to-business domestic sales	$9,478	$5,880
Business-to-business international sales	9,965	8,398
Direct-to-consumer domestic sales	13,368	8,771
Direct-to-consumer domestic rentals	10,178	10,703
Total revenue	$42,989	$33,752
Additional non-GAAP financial measures
Units sold	17,000	11,000
Net rental patients as of period-end	33,200	30,000

Reconciliation of U.S. GAAP to Other Non-GAAP Financial Information
(unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
EBITDA and Adjusted EBITDA	2016	2015
Net income	$2,365	$1,572
Non-GAAP adjustments:
Interest expense	3	7
Interest income	(29)	(12)
Provision for income taxes	1,035	846
Depreciation and amortization	3,448	3,444
EBITDA	6,822	5,857

Stock-based compensation	1,295	518
Adjusted EBITDA (non-GAAP)	$8,117	$6,375

	Three months ended March 31,
Non-GAAP Adjusted net income	2016	2015
Net income	$5,203	$5,140
Non-GAAP adjustments:
Tax benefit adjustments	—	—
Adjusted net income (non-GAAP)	5,203	5,140

	Three months ended March 31,
Non-GAAP Operating expense	2016	2015
Operating expense	$18,002	$13,505
Non-GAAP adjustments:
Audit committee investigation and related class action lawsuit expenses	—	(918)
HR litigation settlement expense	(980)	—
Operating expense, excluding certain operating expenses (non-GAAP)	17,022	12,587

	Three months ended March 31,
Non-GAAP - SG&A expense	2016	2015
Operating expense	$16,834	$12,642
Non-GAAP adjustments:
Audit committee investigation and related class action lawsuit expenses	—	(918)
HR litigation settlement expense	(980)	—
SG&A expenses, excluding certain operating expenses (non-GAAP)	15,854	11,724